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                                                                    EXHIBIT 10.1



                              IN-CHIP SYSTEMS, INC.
               2001 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
                                   AS AMENDED

        1. PURPOSE OF THE PLAN. Under this Incentive and Non-Statutory Stock Option Plan (the "Plan") of IN-CHIP SYSTEMS, INC., a California corporation ("IN-CHIP"), options may be granted to eligible employees, directors and consultants of IN-CHIP and its Affiliates to purchase shares of IN-CHIP's Common stock. The Plan is designed to enable IN-CHIP and its Affiliates to attract, retain and motivate their employees, directors and consultants by providing for or increasing the proprietary interest of such persons in IN-CHIP. The Plan provides for options which qualify as incentive stock options ("Incentive Options") under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify ("Non-Statutory Options").

        2. STOCK SUBJECT TO PLAN. The maximum number of shares of stock for which options granted hereunder may be exercised shall be 8,000,000 shares of Common Stock, subject to the adjustments provided in SECTION 6 and SECTION 12. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire, terminate or are canceled may again be subject to options under the Plan. When the exercise price for an option granted under this Plan is paid with previously outstanding shares or with shares as to which the option is being exercised, as permitted in SECTION 9, the total number of shares of stock for which further options may be granted under this Plan shall be irrevocably reduced by the total number of shares for which such option is thus exercised, without regard to the number of shares received or retained by IN-CHIP in connection with that exercise. An Incentive Option may be granted to an eligible person under the Plan only if the aggregate Fair Market Value (determined at the time the option is granted) of the stock with respect to which incentive stock options (as defined in the Code) are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of IN-CHIP and its Affiliates does not exceed One Hundred Thousand Dollars ($100,000). Should it be determined that an option granted under the Plan exceeds such maximum for any reason, such option shall be considered a Non-Statutory Option to the extent, but only to the extent, of such excess.

        3. ELIGIBLE OPTIONEES. The persons eligible to be considered for the grant of options hereunder are any persons regularly employed by IN-CHIP or its Affiliates on a full-time, salaried basis, for Incentive Options, as well as any directors of or consultants to IN-CHIP or any of its Affiliates. A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time



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discretion is exercised by the Board in the selection of a director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to a director the Plan would nonetheless comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The preceding sentence of this SECTION 3 shall not apply prior to the date of the first registration of an equity security under Section 12 of the Exchange Act. If IN-CHIP is an S corporation within the meaning of section 1361 of the Code, or any successor provision (an "S corporation"), in addition to any other eligibility requirements, an option may only be granted to and exercised by a person who is a permitted shareholder of an S corporation without causing a termination of the S election of IN-CHIP and who, when added to the other shareholders of IN-CHIP, does not cause the total number of shareholders of IN-CHIP to exceed the number permitted by Code section 1361(b)(1)(A), or any successor provision.

        4. MINIMUM EXERCISE PRICE. The exercise price for each option granted hereunder shall be not less than one hundred percent (100%) of the Fair Market Value (as defined below) of the stock at the date of the grant of the option, for Incentive Options, and not less than eighty-five percent (85%) of such Fair Market Value, for Non-Statutory Options. Notwithstanding the foregoing, however, no person shall be eligible for the grant of an Incentive Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 425(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of IN-CHIP or any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.

        5. NONTRANSFERABILITY. Any option granted under this Plan shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee or by the optionee's guardian or legal representative, except that an option which is not intended to be an Incentive Option may, if the instrument evidencing it so provides, also be transferable to members of the optionee's Immediate Family (as defined below) to a partnership whose members are only the optionee and/or members of the optionee's Immediate Family, or to a trust for the benefit of only the Optionee and/or members of the optionee's Immediate Family. No option may be transferred, however, to any transferee who is not permitted to be a shareholder of an S corporation without causing the termination of the S election by IN-CHIP or who, when added to the other shareholders of the Company, would cause the total number of shareholders of IN-CHIP to exceed the number permitted by Code section 1361(b)(1)(A), or any successor provision.


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        6. ADJUSTMENTS.

           6.1 GENERAL. If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

           6.2 REORGANIZATIONS, ETC. In connection with any reorganization, recapitalization, spin-off or other transaction in which the outstanding shares of stock of the class then subject to options outstanding under this Plan are changed into or exchanged for property (including cash), rights and/or securities other than, or in addition to, stock of IN-CHIP's issue, an outstanding option may, under this section, be adjusted to become exercisable for either (a) the property (including cash), rights and/or securities receivable in that transaction by a holder of the number and kind of outstanding shares of stock subject to the option immediately prior to the transaction; or
(b) stock of IN-CHIP or of a successor employer corporation, or a parent or subsidiary thereof, provided, that (i) such adjustment may preserve but may not increase any amount by which the Fair Market Value of the stock subject to the option exceeds the option exercise price, comparing such excess immediately before and immediately after the transaction, and (ii) such adjustment may preserve but may not reduce the ratio of the option exercise price to the Fair Market Value of the stock subject to the option, comparing such ratio immediately before and immediately after the transaction.

        7. OPTION TERM.

           7.1 MAXIMUM OPTION TERM. No option granted under this Plan may be exercised in whole or in part more than ten (10) years after its date of grant.

           7.2 TERMINATION OF OPTION. An option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with IN-CHIP or an Affiliate, unless (a) such termination is due to such person's disability, in which case the option shall provide that it may be exercised at any time for at least twelve (12) months following such termination of employment or relationship as a consultant or director; or (b) the optionee dies while an employee of or while serving as a consultant or director to IN-CHIP or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option shall provide that it may be exercised at any time for at least twelve (12) months following the death of the


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optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; (c) such termination is for cause, as defined below, in which case the option shall terminate on the date of termination of the optionee's employment or relationship as a consultant or director with IN-CHIP or an Affiliate; or (d) the option by its terms specifies either (i) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant or director, or (ii) that it may be exercised more than three
(3) months after termination of such relationship with IN-CHIP or an Affiliate. For purposes of this SECTION 7.2, an optionee shall be deemed to have been terminated for "cause" if terminated by IN-CHIP as the result of any one or more of the following acts of the optionee: (a) continuing material neglect of optionee's duties not cured by optionee within thirty (30) days following written notice thereof from IN-CHIP; (b) fraud, embezzlement or the commission of any act relating to the business or affairs of IN-CHIP involving moral turpitude; (c) material violation of any provision of any employment or consulting agreement between IN-CHIP or any of its Affiliates and the optionee not cured within thirty (30) days following written notice thereof from IN-CHIP or its Affiliate; (d) breach of any material term of any proprietary information, confidentiality and/or inventions assignment agreement between IN-CHIP or one of its Affiliates and the optionee; (e) any grounds which constitute a "for cause" termination under any written employment or consulting agreement between IN-CHIP or its Affiliate and optionee; or (f) any other grounds which have, as of the date of termination, been held under the prevailing case law or stipulated by statute to constitute valid grounds for termination of an employee or consultant for cause under applicable state law. This SECTION 7.2 shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

        8. PLAN DURATION. Options may not be granted under this Plan more than ten (10) years after the date of the adoption of this Plan, or of shareholder approval thereof, whichever is earlier.

        9. PAYMENT. Payment for stock purchased upon any exercise of an option granted under this Plan shall be made in full in cash (including payment by check) concurrently with such exercise. Notwithstanding the foregoing, if and to the extent the instrument evidencing the option so provides, if the stock of IN-CHIP obtainable from the exercise of such option is Publicly Traded (as defined below) and if IN-CHIP is not then prohibited from purchasing or acquiring shares of such stock, such payment may be made in lieu of cash concurrently with such exercise. The shares so delivered shall be valued on the basis of the Fair Market Value of the stock on the date of exercise.


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                                                           IN-CHIP SYSTEMS, INC.
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        10. ADMINISTRATION.

            10.1 GENERAL. The Plan shall be administered by IN-CHIP's Board of Directors (the "Board") or, at the discretion of the Board, by a committee (the "Committee") of not less than two (2) members of the Board, each of whom shall not, at any time during his or her service as an administrator of the Plan, be an officer or employee of IN-CHIP or of any Affiliate.

            10.2 INTERPRETATION AND CONSTRUCTION; ADOPTION OF REGULATIONS AND FORMS. The interpretation and construction by the Committee of any term or provision of the Plan or of any option granted under it, including without limitation any determination of adjustments required pursuant to SECTION 6 hereof, shall be conclusive, unless otherwise determined by the Board in which event such determination by the Board shall be conclusive, and such interpretation and construction shall be binding upon all those who hold or are eligible to receive options under the Plan, and all persons claiming under them. The Board or the Committee may, from time to time, adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this Plan.

            10.3 DISCRETION OF BOARD OR COMMITTEE. Subject to the provisions of this Plan, the Board or, by delegation from the Board, the Committee, shall have full and final authority in its discretion to select the persons to be granted options, to grant such options and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise, expiration dates and other pertinent provisions thereof.

        11. OTHER OPTION PROVISIONS.

            11.1 OTHER TERMS. Options granted under this Plan shall contain such other terms and provisions which are not inconsistent with this Plan as the Board or Committee may authorize, including but not limited to (a) vesting schedules governing the exercisability of such options; (b) the right of IN-CHIP to repurchase any option shares, and the price at which such option right of repurchase may be exercised; (c) provisions for acceleration of such vesting schedules in certain events; (d) arrangements whereby IN-CHIP may fulfill any tax withholding obligations it may have in connection with the exercise of such options; (e) provisions imposing restrictions upon the transferability of stock acquired on exercise of such option, whether required by this Plan or applicable securities laws or imposed for other reasons; and (f) provisions regarding the termination or survival of any such option upon the optionee's death, retirement or other terminations of employment and the extent, if any, to which any such option may be exercised after such event. Shares shall, however, vest at a rate of no less than twenty percent (20%) per full year of continuous employment by the option holder from the date of the option grant.


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                                                           IN-CHIP SYSTEMS, INC.
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            11.2 WRITTEN ASSURANCES FROM OPTIONEES. IN-CHIP may require any optionee, or any person to whom an option is transferred in compliance with the Plan, as a condition of exercising any such option, (a) to give written assurances satisfactory to IN-CHIP as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to IN-CHIP who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative the merits and risks of exercising the option; and (b) to give written assurances satisfactory to IN-CHIP stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (a) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or (b) as to any particular requirement, a determination is made by counsel for IN-CHIP that such requirement need not be met in the circumstances under the then applicable securities laws.

            11.3 TERMS FOR INCENTIVE OPTIONS. Incentive Options shall contain the terms and provisions required of them by the Code.

        12. CORPORATION REORGANIZATIONS. Upon the dissolution or liquidation of IN-CHIP, or upon a reorganization, merger or consolidation of IN-CHIP as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for property (including cash), rights or securities not of IN-CHIP's issue, or any combination thereof, or upon a sale of substantially all the property of IN-CHIP to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of IN-CHIP then outstanding by, another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments in accordance with SECTION 6 hereof as to the number and kind of shares optioned and their exercise prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. The instrument evidencing any option also may provide for the acceleration of otherwise unexercisable portions of the option (a) with acceleration to become effective, if the option shall terminate pursuant to the foregoing sentence, at such time prior to the consummation of the transaction causing such termination as IN-CHIP shall designate; and (b) upon other specified events or occurrences, such as involuntary termination of the option holder's employment following certain changes in the control of IN-CHIP.


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                                                           IN-CHIP SYSTEMS, INC.
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        13. LIMITATIONS OF RIGHTS OF PARTICIPANTS.

            13.1 INTEREST IN OPTION SHARES. A person to whom an option is granted under this Plan shall not have any interest in the optioned shares or in any dividends paid thereon, and shall not have any of the rights or privileges of a shareholder with respect to such shares, until the certificates therefore have been issued and delivered to him or her.

            13.2 ISSUANCE OF SHARES. No shares of stock issuable under the Plan shall be issued and no certificate therefore delivered unless and until, in the opinion of legal counsel for IN-CHIP, such securities may be issued and delivered without causing IN-CHIP to be in violation of, or to incur any liability under, any federal, state or other securities law, or any other requirement of law or of any regulatory body having jurisdiction over IN-CHIP.

            13.3 ENGAGEMENT. The receipt of an option does not give the optionee any right to continued employment by IN-CHIP or an Affiliate for any period, nor shall the granting of the option or the issuance of shares on exercise thereof give IN-CHIP or any Affiliate any right to the continued services of the optionee for any period.

            13.4 GRANT OF OPTION. Nothing contained in this Plan shall constitute the granting of an option hereunder, which shall occur only pursuant to express authorization by the Board or the Committee.

        14. FINANCIAL ASSISTANCE. IN-CHIP is vested with authority under this Plan to assist any person to whom an option is granted hereunder in the payment of the purchase price payable on exercise of that option, by lending the amount of such purchase price to such person on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board.

        15. AMENDMENT AND TERMINATION. The Board may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an optionee, without his or her consent, of any option granted to the optionee pursuant to this Plan or of any of his or her rights under such option. Except as herein provided, no such action of the Board, unless taken with the approval of the shareholders of IN-CHIP, may (a) increase the maximum number of shares for which options granted under this Plan may be exercised; (b) reduce the minimum permissible exercise price; (c) extend the 10-year duration of this Plan set forth herein; (d) alter the class of and/or others eligible to receive options under the Plan; or (e) amend the Plan in any other manner which the Board, in its discretion, determines should become effective only if approved by the shareholders even though such shareholder approval is not expressly required by this Plan.


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                                                          IN-CHIP SYSTEMS, INC.
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        16. CERTAIN DEFINITIONS. The following terms shall have the following meanings.

            16.1 FAIR MARKET VALUE. "Fair Market Value" of corporate stock means:

                 16.1.1 PUBLICLY TRADED. If the stock is then Publicly Traded, the closing price of stock of that class as of the day in question (or, if such day is not a trading day in the principal securities market or markets for such stock, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which shares of such stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of such stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by the Board or the Committee.

                 16.1.2 NOT PUBLICLY TRADED. If the stock is then not Publicly Traded, the price at which one could reasonably expect such stock to be sold in an arm's length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the issuer of such stock. Such Fair Market Value shall be that which has currently or most recently been determined for this purpose by the Board, or at the discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving shares of such stock, if any, the issuer's net worth, prospective earning power and dividend-paying capacity, the goodwill of the issuer's business, the issuer's industry position and its management, that industry's economic outlook, the values of securities of issuer's whose stock is Publicly Traded and which are engaged in similar businesses, the effect of transfer restrictions to which such stock may be subject under law and under the applicable terms of any contract governing such stock, the absence of a public market for such stock and such other matters as the Board or its appraiser or appraisers deem pertinent. The determination by the Board or its appraiser or appraisers of the Fair Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination. If the Fair Market Value to be used was thus fixed more than six (6) months prior to the day as of which Fair Market Value is being determined, it shall in any event be no less than the book value of the stock being valued at the end of the most recent period for which financial statements of the issuer are available.

            16.2 IMMEDIATE FAMILY. An individual's "Immediate Family" includes only his or her spouse, parents or other ancestors, and children and other direct descendants of that individual or of his or her spouse (including such ancestors and descendants by adoption).


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                                                           IN-CHIP SYSTEMS, INC.
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            16.3 PUBLICLY TRADED. Corporate stock is "Publicly Traded" if stock of that class is listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or if sales or bid and offer quotations are reported for that class of stock in the automated quotation system ("NASDAQ") operated by the NASD.

            16.4 AFFILIATE. "Affiliate" means a parent or subsidiary corporation of the Corporation in accordance with the definition of such terms as provided in Sections 424(e) and 424(f) of the Code.

        17. MISCELLANEOUS.

            17.1 NUMBER AND GENDER. The masculine, feminine and neuter, wherever used in the Plan or in any option granted hereunder, shall refer to either the masculine, feminine or neuter; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

            17.2 GOVERNING LAW. This Plan and each option granted hereunder shall be construed and administered in accordance with the laws of the State of California without giving effect to principles relating to conflict of laws.

            17.3 HEADINGS AND LABELS. Article, section and subsection titles and captions contained in this Plan and any option granted hereunder are inserted as a matter of convenience and for reference and in no way define, extend or describe the scope of the Plan, any option granted hereunder or the intent of any of its or their provisions.